As filed with the Securities and Exchange Commission on October 23, 2009

File No. 333-155253
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 POS

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XIOM Corp.
(Exact name of registrant as specified in its charter)

Delaware	11-3460949
(State of Incorporation)	(I.R.S. Employer Identification No.)

78 Lamar Street, West Babylon, New York	11704
(Address of Principal Executive Offices)	(Zip Code)

XIOM Corp. Amended 2008 Employee and Consultant Stock Plan
(Full title of the plan)

Andrew B. Mazzone, President
78 Lamar Street
West Babylon, New York 11704
(Name and address of agent for service)

(631) 643-4400
(Telephone number, including area code, of agent for service)

Copies to:

David E. Wise, Esq.
8794 Rolling Acres Trail
Fair Oaks Ranch, Texas 78015
(830) 981-8165

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

TERMINATION OF REGISTRATION STATEMENT - EXPLANATORY STATEMENT

XIOM Corp., a Delaware corporation (“Company”) previously registered 2,375,000 shares of its common stock, $.0001 par value per share (“Common Stock”), available for grant of awards under the Company’s 2008 Employee and Consultant Stock Plan (“Plan”).  The registration of such shares of Common Stock was filed on a Form S-8 registration Statement filed with the Securities and Exchange Commission (“SEC”) on November 10, 2008 (File Number: 333-155253), in accordance with the Securities Act of 1933, as amended (“Securities Act”).

On June 1, 2009, the Company filed Post-effective Amendment No. 1 to the initial Registration Statement on Form S-8 to register an additional 1,000,000 shares of Common Stock available for grant pursuant to the Plan Amendment.

All shares of Common Stock covered by the Company’s Amended 2008 Employee and Consultant Stock Plan have been issued and the Company is hereby terminating said Registration Statement on Form S-8, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 2 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Babylon, State of New York on the date written below.

Xiom Corp.

/s/ Andrew B. Mazzone
By:	Andrew B. Mazzone
President and Principal Accounting/Financial Officer and Director

Date:	October 23, 2009

Andrew B. Mazzone and Thomas Gardega each previously filed a power of attorney with the Securities and Exchange Commission on Form S-8 Registration Statement (File Number: 333- 155253) on November 10, 2008

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew B. Mazzone	President, Principal	October 23, 2009
Andrew B. Mazzone	Accounting/Financial Officer and Director

/s/ Thomas Gardega	Executive Vice President	October 23, 2009
Thomas Gardega	Director